Exhibit 99.1

Aclaris Therapeutics Secures $11 Million Term Loan Facility

Wayne, PA – March 31, 2020 (GLOBE NEWSWIRE) – Aclaris Therapeutics, Inc. (NASDAQ: ACRS), a physician-led biopharmaceutical company, today announced that it has entered into a loan and security agreement with Silicon Valley Bank (“SVB”) pursuant to which Aclaris has borrowed $11.0 million.

“This financing allows us to strengthen our financial position by extending our cash runway and to continue to execute on our refocused business strategy as planned,” said Dr. Neal Walker, President and CEO of Aclaris. Aclaris believes the proceeds from the loan, in combination with its existing cash, cash equivalents, and marketable securities, will be sufficient to fund its operations into the first quarter of 2022.

Terms of Financing

The term loan requires interest only payments beginning April 1, 2020 and continuing through March 1, 2022, followed by monthly installments of principal, plus monthly payments of accrued interest, starting on April 1, 2022 and continuing through March 1, 2024.  The loan is secured by substantially all of Aclaris’ assets, other than intellectual property.   In connection with the term loan, Aclaris issued SVB a warrant to purchase up to 460,251 shares of Aclaris’ common stock at an initial exercise price of $0.956 per share. The warrant became immediately exercisable in full upon the funding of the loan.  Other material terms related to the term loan and the warrant can be found in Aclaris’ Current Report on Form 8-K, which will be filed with the U.S. Securities and Exchange Commission.

About Aclaris Therapeutics, Inc.

Aclaris Therapeutics, Inc. is a physician-led biopharmaceutical company committed to addressing the needs of patients with immuno-inflammatory diseases who lack satisfactory treatment options. The company has a multi-stage portfolio of drug candidates powered by a robust R&D engine exploring protein kinase regulation. For additional information, please visit www.aclaristx.com and follow Aclaris on LinkedIn or Twitter @aclaristx.

Cautionary Note Regarding Forward-Looking Statements

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements may be identified by words such as “believe,” “expect,” “intend,” “may,” “plan,” “potential,” “will,” and similar expressions, and are based on Aclaris' current beliefs and expectations. These forward-looking statements include Aclaris’ continued execution on its refocused business strategy and its belief that its existing cash, cash equivalents and marketable securities, together with the proceeds from the loan,  will be sufficient to fund its operations into the first quarter of 2022. These statements involve risks and uncertainties that could cause actual results to differ materially from those reflected in such statements. Risks and uncertainties that may cause actual results to differ materially include uncertainties inherent in the conduct of clinical trials, Aclaris' reliance on third parties over which it may not always have full control, Aclaris’ ability to enter into strategic partnerships on commercially reasonable terms and other risks and uncertainties that are described in the Risk Factors section of Aclaris' Annual Report on Form 10-K for the year ended December 31, 2019 and other filings Aclaris makes with the U.S. Securities and Exchange Commission from time to time. These documents are available under the “SEC filings” section of the Investors page of Aclaris’ website at http://www.aclaristx.com. Any forward-looking statements speak only as of the date of this press release and are based on information available to Aclaris as of the date of this release, and Aclaris assumes no obligation to, and does not intend to, update any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:

Aclaris Contact

Michael Tung, M.D.

Investor Relations

484-329-2140

mtung@aclaristx.com